Exhibit 99.1

Dave and Coastal Community Bank Announce Strategic Partnership

The partnership will grow Dave’s banking and ExtraCash products and improve financial inclusion

LOS ANGELES, March 3, 2025 — Dave Inc. (“Dave” or the “Company”) (Nasdaq: DAVE), one of the nation’s leading neobanks and Coastal Financial Corporation (Nasdaq: CCB), the holding company for Coastal Community Bank, today announced a definitive strategic partnership.

Coastal Community Bank will become a sponsor bank of Dave, including for Dave’s banking products and Dave’s new, simplified ExtraCash product. Customers will begin onboarding to Coastal Community Bank as soon as Q2 2025.

“We are thrilled to work with Dave as a sponsor bank. From our first discussions with their team, it was clear that we are aligned in bringing accessible, transparent financial services to traditionally underbanked populations,” said Brian Hamilton, President of CCBX.

The strategic partnership with Coastal Community Bank and CCBX, the bank’s banking-as-a-service division, will accelerate Dave’s business growth and expansion, and support Dave’s mission to provide products that level the financial playing field for Americans.

“This partnership marks a milestone moment for Dave. Coastal Community Bank is the right partner for our company because of their customer-first mission, deep knowledge across credit and banking products, strong risk management, and our shared ambition to make a difference in the communities that need it most,” said Jason Wilk, CEO and Founder of Dave.

About Dave:

Dave (Nasdaq: DAVE) is a leading U.S. neobank and fintech pioneer serving millions of everyday Americans. Dave uses disruptive technologies to provide best-in-class banking services at a fraction of the price of incumbents. For more information about the company, visit: www.dave.com. For investor information and updates, visit: investors.dave.com and follow @davebanking on X.

About Coastal Financial Corporation:

Coastal Financial Corporation (Nasdaq: CCB), is an Everett, Washington based bank holding company whose wholly owned subsidiaries are Coastal Community Bank (“Bank”) and Arlington Olympic LLC. The $4.12 billion Bank provides service through 14 branches in Snohomish, Island, and King Counties, the Internet and its mobile banking application. The Bank provides banking as a service to broker-dealers, digital financial service providers, companies and brands that want to provide financial services to their customers through the Bank’s CCBX segment. To learn more about Coastal Financial Corporation visit www.coastalbank.com.

Forward-Looking Statements

This press release includes forward-looking statements, which are subject to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feels,” “believes,” “expects,” “estimates,” “projects,” “intends,” “remains,” “should,” “is to be,” or the negative of such terms, or other comparable terminology and include, among other things, statements relating to the strategic partnership with Coastal Community Bank, financial inclusion and Dave’s business growth and expansion. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: the ability of Dave to compete in its highly competitive industry; the ability of Dave to keep pace with the rapid technological developments in its industry and the larger financial services industry; the ability of Dave to manage risks associated with providing ExtraCash advances; the ability of Dave to retain its current Members, acquire new Members and sell additional functionality and services to its Members; the ability of Dave to protect intellectual property and trade secrets; the ability of Dave to maintain the integrity of its confidential information and information systems or comply with applicable privacy and data security requirements and regulations; the reliance by Dave on a single bank partner; the ability of Dave to maintain or secure current and future key banking relationships and other third-party service providers; failures by third-party service providers; changes in applicable laws or regulations and extensive and evolving government regulations that impact operations and business; the ability to attract or maintain a qualified workforce; level of product service failures that could lead Dave Members to use competitors’ services; investigations, claims, disputes, enforcement actions, litigation and/or other regulatory or legal proceedings, including the Department of Justice’s lawsuit against Dave; the ability to maintain the listing of Dave Class A Common Stock on The Nasdaq Stock Market; the possibility that Dave may be adversely affected by other economic factors, including fluctuating interest rates, and business, and/or competitive factors; and other risks and uncertainties discussed in Dave’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 5, 2024 and subsequent Quarterly Reports on Form 10-Q under the heading “Risk Factors,” filed with the SEC and other reports and documents Dave files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Dave undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Contacts for Dave

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

DAVE@elevate-ir.com

Media Contact

Dan Ury

press@dave.com